Exhibit 10.1

OMNIBUS AMENDMENT TO ASSET PURCHASE AGREEMENT AND TRANSITIONAL SERVICES AGREEMENT
OMNIBUS AMENDMENT dated as of May 24, 2011 (this “Amendment”) to (i) the Asset Purchase Agreement dated as of February 11, 2011 (as amended, supplemented or otherwise modified as of the date hereof, the “Purchase Agreement”), among TRUMP MARINA ASSOCIATES, LLC (“Seller”) and GOLDEN NUGGET ATLANTIC CITY, LLC (“Golden Nugget”), as assignee of LANDRY'S A/C GAMING INC. (“Original Buyer”), and, solely to the extent set forth in the Purchase Agreement and this Amendment, TRUMP ENTERTAINMENT RESORTS, INC. (“Seller Parent”), and LANDRY'S RESTAURANTS, INC. (“Buyer Parent”), and (ii) the Transitional Services Agreement dated as of February 11, 2011 (as amended, supplemented or otherwise modified as of the date hereof, the “Transition Agreement”), between TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P. (“Holdings) and Original Buyer.
W I T N E S S E T H :
WHEREAS, Seller and Original Buyer (and, to the extent set forth therein, Seller Parent and Buyer Parent) entered into the Purchase Agreement, providing for the sale by Seller and purchase by Original Buyer of the assets used in connection with the ownership and operation of the Trump Marina Hotel and Casino in Atlantic City, New Jersey (the “Property”);
WHEREAS, in connection with the execution and delivery of the Purchase Agreement, Holdings and Original Buyer entered into the Transition Agreement, providing for Original Buyer to obtain certain services from Holdings and its Affiliates (as defined in the Purchase Agreement) for the purpose of enabling Original Buyer to manage an orderly transition in its operation of the business located at the Property;
WHEREAS, Original Buyer assigned all its rights, interests and obligations in, to and under the Purchase Agreement to Golden Nugget pursuant to that certain Assignment of Asset Purchase Agreement dated March 29, 2011 (the “Purchase Agreement Assignment”);
WHEREAS, Original Buyer similarly desires to assign all its rights, interests and obligations in, to and under the Transition Agreement to Golden Nugget; and
WHEREAS, Seller and Golden Nugget wish to amend the Purchase Agreement and the Transition Agreement in certain other respects, on the terms and conditions provided for herein.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions and Interpretation.

(a)	All capitalized terms used herein which are not otherwise specifically defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement or the Transition Agreement.

(b)
Unless otherwise expressly indicated, all references contained herein to Sections or other subdivisions, Schedules, Annexes or Exhibits refer to the corresponding Sections and other subdivisions, Schedules, Annexes or Exhibits of the Purchase Agreement or the Transition Agreement, as applicable.

(c)
The sections and the headings in the sections in this Amendment are for convenience only. Said sections and headings shall not be deemed to be part of this Amendment and in no way define, limit, extend or describe the scope or intent of its provisions.

ARTICLE II
ASSIGNMENT AND ASSUMPTION OF TRANSITION AGREEMENT

SECTION 2.1     Assignment and Assumption. On and subject to the terms set forth herein, effective as of March 29, 2011, Original Buyer hereby assigns to Golden Nugget, and Golden Nugget hereby accepts and assumes from Original Buyer, all of Original Buyer's right, title and interest in and to, and all of Original Buyer's duties and obligations pursuant to, the Transition Agreement.

SECTION 2.2     Consent by Seller. Seller and Holdings hereby consent to the assignment by Original Buyer to Golden Nugget set forth in the preceding Section 2.1 and further hereby agree that from and after March 29, 2011, Original Buyer shall have no further duties, obligations or liabilities under the Transition Agreement.

ARTICLE III
AMENDMENTS TO PURCHASE AGREEMENT
SECTION 3.1    Amendment to Section 1.4. Section 1.4 of the Purchase Agreement (“Assumed Liabilities”) is hereby amended to add the following new clause 1.4.9 at the end of such Section 1.4, setting forth an additional category of Assumed Liabilities:

1.4.9    “all Liabilities of Seller with respect to unused vacation and personal days that have vested or accrued as of the Closing Date for all Transferred Employees.”
SECTION 3.2    Amendment to Section 2.1. Clause (iv) of the first sentence of Section 2.1 of the Purchase Agreement (“Purchase Price”) is hereby amended to read as follows:

“(iv) the sum of 90% of the aggregate amount of Chip Liability relating to chips and tokens and 100% of the aggregate amount of Chip Liability relating to tickets, in each case as of the Closing Date”

SECTION 3.3    Additional Amendment to Section 2.1. Section 2.1 of the Purchase Agreement (“Purchase Price”) is hereby further amended to add the following two new sentences at the end thereof:

“For purpose of determining the Purchase Price, the parties agree that the aggregate amount of Chip Liability relating to chips and tokens (but not tickets) as of the Closing Date shall be deemed to equal $349,000. The parties further agree that Buyer shall be entitled to a credit against the Purchase Price in the amount of $120,000 with respect to the deferred maintenance items listed in Exhibit N to the Agreement (and, in consideration of such credit, Buyer hereby waives (and agrees not to assert) any claim under this Agreement (including any claim for reimbursement or indemnification by Seller or Seller Parent) with respect to the physical condition of the Property (including, but not limited to, relating to the items listed on such Exhibit N).”
SECTION 3.4 Exhibit N. Exhibit N to this Amendment is hereby attached to the Purchase Agreement as Exhibit N thereto.

SECTION 3.5 Amendment to Section 2.5.2. Section 2.5.2 of the Purchase Agreement, which sets forth certain agreements of the parties with respect to the preparation of the Working Capital Statement, is hereby amended by adding the following new paragraphs D and E at the end of such Section 2.5.2:

“D. Long-term inventory of Seller included in the definition of “Acquired Personal Property” and transferred to Buyer pursuant to Section 1.1.4 of the Agreement shall not be taken into account in determining Pre-Closing Working Capital or Closing Date Working Capital.”
“E. In determining Pre-Closing Working Capital and Closing Date Working Capital, all pre-paid expenses paid by Seller, other than real estate taxes, shall be disregarded (and, accordingly, real estate taxes shall be the only such pre-paid expense to be apportioned between Seller and Buyer as of the Closing Date).”
SECTION 3.6 Amendment to Section 3.2.16. Section 3.2.16 of the Purchase Agreement (“Marina Database”) is hereby amended by adding a new second sentence to such section, so that, as amended, such Section 3.2.16 will read as follows:

“Seller shall deliver to Buyer a copy of the Marina Database, which shall be in the format set forth on Exhibit D attached hereto. Such delivery of the Marina Database may be made (i) by providing Buyer with access codes and passwords necessary for Buyer to access the Marina Database from computers located at the Property and/or (ii) in any other reasonable manner as may be agreed by Seller and Buyer.”
SECTION 3.7 Amendment to Section 6.5. Section 6.5 of the Purchase Agreement (“Employee Matters”) is hereby amended to add the following new sentence at the end of such Section 6.5:

“Buyer shall fully credit the Transferred Employees for all purposes with respect to all unused vacation and personal days that have vested or accrued as of the Closing Date, and in no event shall Buyer impose restrictions on the right of the Transferred Employees to be paid upon separation for such unused vacation and personal days, to the extent vested as of the Closing Date, or otherwise require Transferred Employees to forfeit such vested or accrued unused vacation and personal time, if such restrictions did not exist under Seller's vacation or personal time policies.”
SECTION 3.8    Amendment to Section 6.12.2. The second sentence of Section 6.12.2 of the Purchase Agreement (“Redemption and Destruction of Chips, Tokens and Tickets”) is hereby amended to read as follows:

“Buyer shall redeem for cash all of Seller's gaming chips, tokens and tickets issued prior to the Closing at the Property (i) in the case of chips and tokens, for a period of not less than 120 days, and (ii) in the case of tickets, for a period of 365 days.”
SECTION 3.9    Additional Amendment to Section 6.12.2. Section 6.12.2 of the Purchase Agreement (“Redemption and Destruction of Chips, Tokens and Tickets”) is hereby further amended by adding the following new sentence at the end of such Section 6.12.2:

“Buyer and Seller shall cooperate in arranging for the destruction, not later than 14 days after the Closing Date, of all Seller's gaming chips that were sealed as of the Closing Date.”
SECTION 3.10 Amendment to Section 6.26. The second sentence of Section 6.26 of the Purchase Agreement (“Non-Solicitation of Certain Customers”) is hereby amended by adding a new proviso at the end thereof, so that, as amended, such sentence will read as follows:

“Seller shall cause the Exclusive Customers to be deleted from the Customer Database within 14 days following the Closing, it being understood that Seller is under no obligation to cause the Shared Customers to be deleted from the Customer Database; provided, however, that (i) Holdings may retain a back-up copy of the Customer Database, including with respect to the Exclusive Customers, to the extent necessary to perform data backup and disaster recovery services pursuant to the Transition Services Agreement during the Transition Period, so long as access to such back-up copy is limited to a small number of Holdings' or its Affiliates' information technology employees, and (ii) Seller may retain such information relating to the Exclusive Customers solely as may be reasonably necessary to enable Seller to collect amounts due from such Exclusive Customers in respect of Markers issued by such Exclusive Customers and retained by Seller under the Purchase Agreement.”
SECTION 3.11 Certain Contracts and Purchase Orders. Buyer agrees to pay and perform all obligations of Seller under, and Buyer shall be solely responsible for making all payments required to be made under the terms of, (i) all purchase orders or work orders issued by Seller prior to the Closing Date with respect to the work described on Exhibit N to this Agreement (including but not limited to the purchase order issued to Otis for 120 replacement escalator steps as referenced on Exhibit N) and (ii) the following agreements and purchase orders as to the Property, but (in the case of this clause (ii)) only to the extent such obligations or payments are due within the 90-day period following the Closing Date: (1) agreement with IBM/Bally technologies relating to Tivoli software maintenance; (2) agreement with IBM/Bally technologies relating to Pseries hardware maintenance; (3) agreement with IBM relating to Lease 9406; and (4) agreement with IBM relating to OS/400 Series software maintenance (it being understood that nothing shall prevent Seller from terminating any agreements or purchase orders referred to in this clause (ii) as of the end of such 90-day period or at any time thereafter).

SECTION 3.12 Pre-Closing Working Capital Statement. The parties agree that the Pre-Closing Working Capital Statement shall be as set forth in Exhibit O to this Amendment.

SECTION 3.13 Tenant Notices. On or at any time after the Closing Date, Buyer shall have the right, either on its own behalf or on behalf of Seller, to give notices to any and all tenants of the Property under Leases terminating such Leases.

SECTION 3.14 Waiver by Buyer of Certain Claims. In addition to the waiver set forth in the last sentence of Section 2.1 of the Purchase Agreement (as hereby amended), Buyer hereby waives (and agrees not to assert) any claim under the Purchase Agreement (including any claim for reimbursement or indemnification by Seller or Seller Parent) with respect to the quality or amount of any long-term inventory at the Property as of the Closing Date.

ARTICLE IV
AMENDMENT TO TRANSITION AGREEMENT

SECTION 4.1 New Section 4.2. Section 4 of the Transition Agreement is hereby amended to add the following new Section 4.2:

“In the event the services or assistance of any former employees of Holdings or its Affiliates who have become employees of Buyer are reasonably requested by Holdings in connection with the Transition Services, Buyer shall make such employees available at its sole cost and expense. Buyer shall reasonably cooperate with Holdings with respect to the Transition Services to be provided hereunder.”
SECTION 4.2 Amendment to Schedule 1.4. Schedule 1.4 to the Transition Agreement is hereby amended to provide that Holdings or its Affiliates shall also provide Buyer with support in processing credit card transactions, as an additional Transitional Service (provided that Buyer shall not be responsible for reconciliations). All terms and conditions set forth in the Transition Agreement shall apply with respect to such additional Transition Service.

ARTICLE V
MISCELLANEOUS
SECTION 5.1 Agreement. Except as amended by this Amendment, the Purchase Agreement and the Transition Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall be deemed to be part of the Purchase Agreement and the Transition Agreement.

SECTION 5.2 References to the Purchase Agreement and the Transition Agreement. Whenever in any certificate, letter, notice or other instrument reference is made to the Purchase Agreement or the Transition Agreement, such reference without more shall include reference to this Amendment.

SECTION 5.3 Legal, Valid and Binding Obligation. Each party hereto hereby represents and warrants that this Amendment is a legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms.

SECTION 5.4 Condition to Effectiveness. This Amendment shall become effective as of the date set forth above upon receipt by each of the parties hereto of counterparts of this Amendment executed by each other party hereto.

SECTION 5.5 No Other Amendments/Waivers. Except as expressly amended herein, the Purchase Agreement and the Transition Agreement shall be unmodified and shall continue to be in full force and effect in accordance with their respective terms. In addition, except as expressly set forth herein, this Amendment shall not be deemed a waiver of any term or condition of the Purchase Agreement or the Transition Agreement and shall not be deemed to prejudice any right or rights which each party hereto may now have or may have in the future under or in connection with the Purchase Agreement or the Transition Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

SECTION 5.6 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Any executed counterpart delivered by facsimile or electronic transmission shall be effective as an original for all purposes hereof.

SECTION 5.7 GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAWS PRINCIPLES OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW JERSEY APPLICABLE HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above (with each party entering into this Amendment solely to the extent the terms hereof are applicable to such party).

TRUMP MARINA ASSOCIATES, LLC

By:	/s/ Daniel McFadden
Name: Daniel McFadden
Title: Vice President of Finance

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	Trump Entertainment Resorts, Inc., its general partner

By:	/s/ David R. Hughes
Name: David R. Hughes
Title: Chief Financial Officer

[Signature Page to Omnibus Amendment to
Asset Purchase Agreement and Transitional Services Agreement]

LANDRY'S A/C GAMING, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President

GOLDEN NUGGET ATLANTIC CITY, LLC

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President

[Signature Page to Omnibus Amendment to
Asset Purchase Agreement and Transitional Services Agreement]

Signing solely for purposes of the sections referenced in the preamble to the Purchase Agreement as applicable to the undersigned:

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ David R. Hughes
Name: David R. Hughes
Title: Chief Financial Officer

LANDRY'S RESTAURANTS, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Executive Vice President

[Signature Page to Omnibus Amendment to
Asset Purchase Agreement and Transitional Services Agreement]